                                                                      Exhibit 99


[ITC/\DELTACOM LOGO APPEARS HERE]

Investor Contact:                                  Media Contact:
Douglas A. Shumate                                 Monty Vest
Senior Vice President                              Senior Manager
Chief Financial Officer                            Marketing Communications
706-385-8189                                       256-382-3949
dshumate@itcdeltacom.com                           mvest@itcdeltacom.com


         ITC/\DELTACOM REPORTS FOURTH QUARTER AND FULL YEAR 2002 RESULTS

                       ----------------------------------
 Results Reflect Solid Growth in Integrated Telecommunications Business,
                        Free Cash Flow Positive Position

           Integrated Telecommunications Revenues Increase 21% in 2002

WEST POINT, Ga. February 26, 2003 - ITC/\DeltaCom, Inc. today reported operating results for the fourth quarter and year ended December 31, 2002.

The following table presents, for the periods indicated, data regarding the Company's operating revenues and EBITDA, as adjusted (in thousands):


                                                            Three Months Ended                 Twelve Months Ended
                                                               December 31,                        December 31,
                                                  ----------------------------------- ----------------------------------
                                                     2002          2001         % +/-     2002        2001         % +/-
                                                  -----------   ----------    -------  ----------   ---------    -------
Integrated Telecom Revenues                        $   61,394   $    53,005      16%   $  234,258   $ 192,999       21%
Equipment and Other Revenues                           10,817         9,269      17%       44,022      49,910     (12)%
Wholesale Revenues                                     27,275        42,341    (36)%      136,686     170,929     (20)%
                                                   ----------   -----------            ----------   ---------
Total Operating Revenues*                          $   99,486   $   104,615     (5)%   $  414,966   $ 413,838       --%
                                                   ==========   ===========            ==========   =========


EBITDA**                                           $   13,985   $    13,419       4%   $   59,722   $ (35,594)     268%
 Contract termination payment                              --            --                (3,500)         --
 Interconnection agreement settlement                      --            --                    --      (1,500)
 Inventory write-down                                      --            --                    --       1,662
 Stock based compensation                               1,140            --                 1,140          --
 Restructuring expenses                                    45            --                 2,830       6,263
 Special charges                                           --           251                   223      74,437
                                                   ----------   -----------            ----------   ---------

Pro forma EBITDA**                                 $   15,170   $   13,670       11%   $   60,415   $  45,268       33%
                                                   ==========   ===========            ==========   =========


* Operating revenues exclude non-recurring fee of $3.5 million in April 2002 for contract termination and $1.5 million interconnection agreement settlement in March 2001.

**EBITDA, as adjusted, represents earnings before net interest, other income and other expenses, income taxes, reorganization items and depreciation and amortization. EBITDA, as adjusted, is not a measurement of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of performance. EBITDA, as adjusted, is not necessarily comparable to similarly titled measures for other companies.

"Beginning in the third quarter of 2001, we initiated a strategic and operational restructuring intended to accelerate achievement of positive cash flow from operations by emphasizing and strengthening our focus on our core retail services and reducing our operating costs," said Larry Williams, chairman and chief executive officer. "As a result of the restructuring, which culminated in our October 2002 emergence from Chapter 11 proceedings, ITC/\DeltaCom delivered solid results in 2002, including solid growth in our core business and an increase in

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

ITCD Reports Fourth Quarter Results
Page 2

local and data revenues by more than 30% over 2001. Additionally, we maintained and re-signed contracts with many of our largest customers, achieved a free cash flow positive position, and continue to review and refine our business plan to position us for long-term success and profitability."

2002 FINANCIAL ACHIEVEMENTS

o    Achieved free cash flow positive position
o    Increased local revenues approximately 30% over 2001
o    Increased enhanced data revenues approximately 36% over 2001
o    Increased pro forma EBITDA, as adjusted by approximately 33% over 2001
o    Reduced operating costs by approximately 25% over 2001
o    Reduced capital expenditures by approximately $127 million from 2001
o Lowered interest payments to approximately $14 million on an annualized basis
o Exhibited strong cash management resulting in $49 million in cash and cash equivalents at the end of the year including $18.5 million restricted cash
o    Eliminated $515 million in debt
o    Received $30 million new equity investment
o Maintained retail customer turnover rates of less than 1% on a composite basis.

Commenting on 2002 results, Doug Shumate, senior vice president and chief financial officer said, "ITC^DeltaCom has delivered solid growth of our retail business revenues and customer base while successfully limiting operating risks by a continued focus on minimizing SG&A expenses and focusing on growth in our core retail service offerings. In addition, during the third and fourth quarters of last year, the Company produced approximately $26 million positive cash flow from operations after adjusting for approximately $9 million in cash restructuring expenses. ITC^DeltaCom, during the same period, required only $13 million for investing activities and $5 million in long term debt repayments, demonstrating the Company's free cash flow status. Our financial position and strengthened balance sheet clearly positions ITC^DeltaCom for success as a premier provider of integrated telecom services to business customers," he concluded.

REVENUE HIGHLIGHTS

The following discussion of revenue highlights is based on the division of services and products into retail and wholesale types of revenues, and is not a discussion of revenues generated by our retail services and broadband transport services business segments. The Pro Forma Financial Highlight table at the end of this announcement contains revenue and other financial information for these business segments.

Retail Revenues

The following table presents, for the periods indicated, data regarding the Company's integrated telecom revenues and total retail revenues (in thousands):

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

ITCD Reports Fourth Quarter Results
Page 3


                                                             Three Months Ended               Twelve Months Ended
                                                                 December 31,                      December 31,
                                                        ----------------------------    --------------------------------
                                                          2002         2001    % +/-      2002         2001        % +/-
                                                        -------      -------   -----    --------     --------     ------

RETAIL REVENUE

 Local Services Revenue                                 $29,666      $24,225    22%     $108,913     $ 83,931       30%
 Retail Long Distance Services Revenue                   15,863       15,427     3%       64,453       64,269       --%
 Enhanced Data Services Revenue                          15,865       13,353    19%       60,892       44,799       36%
                                                        -------      -------            --------     --------
Total Integrated Telecom Revenue                         61,394       53,005    16%      234,258      192,999       21%
  Equipment and Other Revenue                            10,817        9,269    17%       44,022       49,910     (12)%
                                                        -------      -------            --------     --------
Total Retail Revenue                                    $72,211      $62,274    16%     $278,280     $242,909       15%
                                                        =======      =======            ========     ========


Integrated telecom revenues in the fourth quarter of 2002 were $61.4 million, which represented an increase of $8.4 million, or 16%, over integrated telecom revenues in the same period in 2001 and an increase of 3% over integrated telecom revenues in the third quarter of 2002. Integrated telecom revenues for the year were $234.3 million, which represented an increase of 21% over integrated telecom revenues in 2001.

Equipment sales and services and other retail services revenues in the fourth quarter of 2002 were $10.8 million, which represented an increase of $1.5 million, or 17%, from equipment and other revenues in the fourth quarter of 2001, and were consistent with results from the third quarter of 2002. Equipment sales and services and other retail services revenues for 2002 were $44.0 million, which represented a decrease of 12% over equipment sales and services and other retail services revenues in 2001.

Retail revenues were $72.2 million in the fourth quarter of 2002. This represented a 16% increase over retail revenues generated in the fourth quarter of 2001 and a sequential quarterly increase of 3% over retail revenues in the third quarter of 2002. For the year ended December 31, 2002, retail revenues were $278.3 million, which represented a 15% increase over retail revenues generated during 2001.

Wholesale Revenues

Wholesale revenues totaled $27.3 million in the fourth quarter of 2002, which represented a decrease of 36% from wholesale revenues in the fourth quarter of 2001 and a decrease of 12% from wholesale revenues in the third quarter of 2002. Of wholesale revenues in the fourth quarter of 2002, 73% were derived from wholesale broadband transport services, 17% from local-interconnection services and 10% from long distance, data, and other wholesale services.

Wholesale revenues were $136.7 million for the year ended December 31, 2002. This represented a 20% decrease over wholesale revenues generated during 2001. Of wholesale revenues in 2002, 62% were derived from wholesale broadband transport services, 26% from local-interconnection services and 12% from long distance, data, and other wholesale services.

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

ITCD Reports Fourth Quarter Results
Page 4


                                                             Three Months Ended              Twelve Months Ended
                                                                December 31,                     December 31,
                                                        ---------------------------     ------------------------------
                                                         2002          2001   % +/-       2002         2001      % +/-
                                                        -------      -------  -----     --------     --------    -----
WHOLESALE REVENUE

Broadband Transport Services Revenue                    $20,025      $23,482  (15)%     $ 84,561     $495,033     (11)%
Local-Interconnection Services Revenue                    4,663       14,568  (68)%       36,117       55,101     (34)%
Other Wholesale Services Revenue*                         2,587        4,291  (40)%       16,008       20,795     (23)%
                                                        -------      -------            --------     --------
Total Wholesale Revenue                                 $27,275      $42,341  (36)%     $136,686     $170,929     (20)%
                                                        =======      =======            ========     ========

* Includes wholesale long distance, data, and other services

GOING FORWARD

The Company anticipates continued revenue growth attributable to its retail customer base during 2003. A continued decline in revenues attributable to the Company's wholesale customers is expected through at least the first quarter of 2003, however, due to continued softness in the broadband transport business and regulatory pressures on reciprocal compensation rates. Significant declines in local interconnection revenues have contributed significantly to the declines in the Company's wholesale revenues in recent periods. While the Company believes that these declines will stabilize in the second quarter of 2003, the Company has begun to experience increased pressure from certain wholesale broadband transport customers to reduce prices for broadband transport services, which may prolong the recovery of the Company's wholesale broadband transport business.

Profitability

Continuing to make significant improvements to its balance sheet, ITC^DeltaCom, in 2002, completed its financial reorganization and reduced annualized interest expenses to approximately $14 million. Additionally, an asset re-evaluation significantly lowered depreciation and amortization by approximately 50% to an expected $60 million annually. This effectively creates a net income break-even point of slightly over $6 million of monthly EBITDA, as adjusted, or $18 million on a quarterly basis.

"The Company recently initiated a corporate initiative themed Think Black Ink focusing on continued profitable revenue growth coupled with realizing further operational efficiencies," said Williams. "The previously mentioned financial achievements combined with this new initiative should position ITC^DeltaCom to achieve a profitable status sometime during 2003 and net income profitable on a full year basis in 2004" he concluded.

Operational Achievements

Regarding operational expenses, Shumate commented, "Current run rates for selling, general and administrative expenses are slightly under $150 million annually and represent increased operational efficiencies compared to the full year 2002 amount."

ITC^DeltaCom is positioned for solid operating performance in 2003, stated Drew Walker, president and chief operating officer. "We'll continue to take the necessary steps to further improve our operational efficiencies, and to focus our efforts on developing solutions to benefit our integrated telecommunications customers."

Regulatory

With reference to benefiting consumers and remarking on the recent actions taken by the FCC, Walker said, "The overall strength of the telecommunications industry is contingent upon healthy

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

ITCD Reports Fourth Quarter Results
Page 5

competition. Continued fair competition in the local markets is essential for customers to have access to flexible, affordable communications services in cities and towns throughout the United States. Because of this, we are extremely pleased with the FCC commissioners as they gave strong support to a continued important role for the states in local phone competition by its action on February 20, 2003 to let states determine whether or not the impairment standards are met on a market-by-market basis. We applaud the states for taking a stand on this critical issue, and assure our customers that ITC^DeltaCom will continue to work to improve competition. While we believe this is a first step in continuing a healthy competitive industry, we hope the FCC will re-evaluate its position into its deregulation of the Broadband products as solutions shared alongside the UNE offerings and the decisions offered as a result of the hearings," he concluded.

About ITC^DeltaCom

ITC^DeltaCom, headquartered in West Point, Georgia, provides, through its operating subsidiaries, integrated telecommunications and technology solutions to businesses in the southern United States and is a leading regional provider of broadband transport services to other communications companies. ITC^DeltaCom's business communications services include local, long distance, enhanced data, Internet access, managed IP, network monitoring and management, operator services, and the sale and maintenance of customer premise equipment. ITC^DeltaCom also offers colocation, web hosting, and managed and professional services. The Company operates 35 branch offices in nine states, and its 10-state fiber optic network of approximately 10,088 miles reaches approximately 175 points of presence. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier
(CLEC) in Arkansas, Texas, and all nine BellSouth states. For additional information about ITC^DeltaCom, please visit the Company's website at www.itcdeltacom.com.

Statements contained in this news release regarding ITC^DeltaCom's expected financial condition, revenues, EBITDA, as adjusted, and other operating results, anticipated cash flows and profitability, forecasted trends related to wholesale and retail customers, and expected capital expenditures, revenue trends, customer receivables, business strategies and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC^DeltaCom with the Securities and Exchange Commission, including ITC^DeltaCom's annual report on Form 10-K filed on April 1, 2002, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC^DeltaCom's filings under the heading "Risk Factors," include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third party agreements, debt service and other cash requirements, liquidity constraints, risks related to future growth and rapid expansion, new regulatory initiatives and increased competition. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC^DeltaCom's control. ITC^DeltaCom expressly disclaims any obligation to update any forward-looking statements whether to reflect events or circumstances after the date hereof or otherwise.

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

ITCD Reports Fourth Quarter Results
Page 6

                               ITC^DELTACOM, INC.
                        SUPPLEMENTAL FINANCIAL HIGHLIGHTS
                                   (Unaudited)



                                                                                Three Months Ended
                                                                -----------------------------------------------------
                                                                    Dec. 31,     Sept. 30,     June 30,     March 31,
                                                                    2002 (1)       2002         2002         2002
                                                                  -----------  -----------  -----------   -----------

Retail revenues: (2)
    Local (4)                                                   $    29,666    $    27,649  $    26,858   $    24,740
    Long distance (4)                                                15,863         16,235       16,092        16,263
    Enhanced data (4)                                                15,865         15,672       14,927        14,428
                                                                -----------    -----------  -----------   -----------
    Integrated telecom revenues                                      61,394         59,556       57,877        55,431
    Equipment and other (4)                                          10,817         10,592       10,539        12,074
                                                                -----------    -----------  -----------   -----------
        Total retail revenues                                   $    72,211    $    70,148  $    68,416   $    67,505
                                                                ===========    ===========  ===========   ===========

Wholesale revenues: (2)
    Broadband revenues (5)                                      $    20,025    $    20,342  $    21,467   $    22,727
    Local/interconnection revenues (3) (4)                            4,663          5,984       10,771        14,699
    Long distance and data (4)                                        1,640          3,286        3,218         3,268
    Other (4)                                                           947          1,261        1,239         1,149
                                                                -----------    -----------  -----------   -----------
        Total wholesale revenues                                $    27,275    $    30,873  $    36.695   $    41,843
                                                                ===========    ===========  ===========   ===========

Total consolidated revenues (2) (3)                             $    99,486    $   101,021  $   105,111   $   109,348
Cost of services (2)                                                 45,853         47,852       50,247        50,989
                                                                -----------    -----------  -----------   -----------
Gross margin (2) (3)                                                 53,633         53,169       54,864        58,359
Selling, operations and administration (2) (6)                       38,463         38,807       40,083        42,256
                                                                -----------    -----------  -----------   -----------
EBITDA, as adjusted (2) (3) (6) (7)                             $    15,170    $    14,362  $    14,781   $    16,103
                                                                ===========    ===========  ===========   ===========

Retail lines sold (8)                                               177,080        170,413      167,342       153,510
Wholesale lines sold (8)                                             54,740         54,303       79,695       134,228
                                                                -----------    -----------  -----------   -----------
        Total lines sold (8)                                        231,820        224,716      247,037       287,738

Retail lines installed                                              169,980        162,424      156,865       145,494
Wholesale lines installed                                            50,531         52,210       77,395       130,341
                                                                -----------    -----------  -----------   -----------
    Total lines installed                                           220,511        214,634      234,260       275,835

Retail lines installed/sold percentage                                  96%            95%          94%           95%
Wholesale lines installed/sold percentage                               92%            96%          97%           97%

Annualized growth rate of revenue DS-3 miles                          5.51%        -12.12%       57.38%        11.69%
Web hosting - monthly recurring charges (installed base)        $   341,784    $   343,475  $   384,620   $   326,479
Business customers served - retail services (9)                      19,590         18,680       17,730        16,560
Number of employees (9)                                               1,830          1,875        1,910         2,000
Annualized consolidated revenue/employee (9)                    $   217,694    $   215,511  $   220,128   $   218,696


(1) ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for the three months ended December 31, 2002 include the results of the pre-reorganization ITC^DeltaCom, which is referred to as the "Predecessor Company," from October 1, 2002 through October 29, 2002 and the results of the post-reorganization ITC^DeltaCom, which is referred to as the "Successor Company," from October 30, 2002 to December 31, 2002.

(2)  In thousands.

(3) Excludes a non-recurring fee of $3.5 million received by the Company in April 2002 for the early termination of a wholesale customer contract.

(4)  Reported in Retail Services segment revenues.

(5)  Reported in Broadband Transport Services segment revenues.

(6) Excludes restructuring charges of $45,000, $943,000 and $1,842,000 for the three months ended December 31, 2002, September 30, 2002 and June 30, 2002 respectively. Excludes $1.1 million stock based compensation for the three months ended December 31, 2002.

(7) Excludes special charges of $223,000 for the three months ended June 30, 2002.

(8)  Reported net of disconnects and cancellations.

(9)  Data rounded.


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

ITCD Reports Fourth Quarter Results
Page 7

                               ITC^DELTACOM, INC.
                  BALANCE SHEET AND OTHER FINANCIAL HIGHLIGHTS
                                 (In thousands)



                                                                                     Successor        Predecessor
                                                                                     ---------        -----------
                                                                                    December 31,       December 31,
                                                                                        2002              2001
                                                                                    -------------    --------------
Balance Sheet Data: (5)
Cash and cash equivalents, excluding restricted cash                                $    30,554      $    41,043
Restricted cash                                                                          18,535               --
Total current assets                                                                    108,735          118,525
Property, plant and equipment, gross                                                    425,614          986,783
Accumulated depreciation                                                                  8,470          295,746
Property, plant and equipment, net                                                      417,144          691,037
Other assets                                                                             27,641           68,770
    Total assets                                                                        553,520          878,332

Current liabilities                                                                      84,756          125,266
Other long-term liabilities                                                               7,326               --
Long-term debt and capital lease obligations, less current portion                      199,668          717,163
Total liabilities                                                                       291,750          842,429
Convertible redeemable preferred stock                                                   24,525           57,833
Stockholders' equity (deficit)                                                          237,245          (21,930)
    Total liabilities and stockholders' equity (deficit)                                553,520          878,332



                                                            Successor                         Predecessor
                                                            ---------                         -----------
                                                         October 30, 2002         January 1, 2002     Year Ended
                                                          To December 31,          to October 29,    December 31,
                                                          ---------------          --------------    ------------
Other Financial Data: (5)
Capital expenditures                                      $           4,916         $      29,783    $      161,965
Cash flows provided by (used in) operating activities                 7,217                12,580           (10,524)
Cash flows used in investing activities (1)                          23,451                29,783           154,798
Cash flows (used in) provided by financing activities                (1,977)               24,925            65,225


(1) Includes $18,535 of restricted cash for the period from October 30, 2002 to December 31, 2002




                                                               Dec. 31,     Sept. 30,      June 30,         March 31,
                                                                 2002         2002           2002             2002
                                                                 ----         ----           ----             ----
Statistical Data: (1)
Branch offices                                                     35             35             35              35
Business customers served - retail services (2)                19,590         18,680         17,730          16,560
Route miles                                                    10,088          9,980          9,980           9,980
Colocations                                                       185            180            179             178
Voice switches                                                     12             12             12              12
Frame relay/ATM switches (3)                                       44             44             46              88
"Next generation" voice switches (4)                               42             47             48              48
Number of employees                                             1,830          1,875          1,910           2,000


(1)  Data rounded except as to branch offices, colocations and switches.
(2) Reflects the combination of multiple accounts of some customers into a single customer account.
(3) Reflects the combination of a previously reported ATM, Frame relay, and Passport switches. The decrease in the number of such switches in the quarter ended June 30, 2002 resulted primarily from the Company's removal of 36 Passport switching facilities from its network.
(4) Formerly referred to as Unisphere SMX-2100 switches. Excludes Nortel DMS500 voice switches reported under "Voice switches".
(5) Balance sheet data and other financial data for periods ended in 2002 are unaudited.


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

ITCD Reports Fourth Quarter Results
Page 8


                               ITC^DELTACOM, INC.
                              FINANCIAL HIGHLIGHTS
                        (In thousands, except share data)

                                                            Successor (1)                   Predecessor (1)
                                                          -----------------       ---------------------------------
                                                          October 30, 2002         January 1, 2002     Year Ended
                                                          To December 31,           to October 29,     December 31,
                                                               2002 (2)                2002 (2)           2001
                                                          -----------------       ---------------    --------------
Operating revenues                                         $         65,569         $     352,897    $      415,339
Cost of services                                                     30,021               164,920           186,121
Inventory write-down                                                     --                    --             1,663
                                                            ---------------         -------------    --------------
       Gross margin                                                  35,548               187,977           227,555
                                                            ---------------         -------------    --------------

Operating expenses:
    Selling, operations and administration                           27,108               136,472           188,712
    Depreciation and amortization                                     9,002               105,696           118,938
    Special charges                                                      --                   223            74,437
                                                            ---------------         -------------    --------------
       Total operating expenses                                      36,110               242,391           382,087
                                                            ---------------         -------------    --------------

       Operating loss                                                  (562)              (54,414)         (154,532)
                                                            ----------------        -------------    --------------
Other income (expense):
    Interest expense                                                 (2,350)              (35,704)          (58,833)
    Interest income                                                     216                   349             2,066
    Other expense, net                                                   --                  (289)             (632)
                                                            ---------------         -------------    --------------
       Total other expense, net                                      (2,134)              (35,644)          (57,399)
                                                            ---------------         -------------    --------------
Loss before income taxes and
    reorganization items                                             (2,696)              (90,058)         (211,931)
Reorganization items                                                     --                60,792                --
                                                            ---------------         -------------    --------------
Loss before income taxes                                             (2,696)              (29,266)         (211,931)
Income tax expense                                                       --                    --                --
                                                            ---------------         -------------    --------------
Net loss                                                             (2,696)              (29,266)         (211,931)
Preferred stock dividends and accretion                                 514                 4,210             3,713
                                                            ---------------         -------------    --------------
Net loss applicable to common stockholders                  $        (3,210)        $     (33,476)   $     (215,644)
                                                            ===============         =============    ==============
Basic and diluted net loss per common share                 $          (.07)        $        (.54)   $        (3.46)
                                                            ===============         =============    ==============
Basic and diluted weighted average common
    shares outstanding                                           44,750,000            62,364,768        62,292,085
                                                            ===============         =============    ==============
EBITDA, as adjusted (4)                                     $         8,440         $      51,282    $      (35,594)
                                                            ===============         =============    ===============
Pro forma EBITDA, as adjusted, (4) (5)                      $         9,625         $      50,790    $       45,268
                                                            ===============         =============    ==============


(1) ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. In accordance with generally accepted accounting principles, the results of the pre-reorganization ITC^DeltaCom are reported separately from the results of the post-reorganization ITC^DeltaCom.

(2)  Financial highlights for periods ended in 2002 are unaudited.



                                     -END -

ITCD Reports Fourth Quarter Results
Page 9

                               ITC^DELTACOM, INC.
                     PRO FORMA FINANCIAL HIGHLIGHTS (1) (2)
                                   (Unaudited)
                                 (In thousands)



                                                 Three Months Ended                               Year Ended
                                                    December 31,                                  December 31,
                                      -----------------------------       ----------------------------------------------------
                                                    % of                  % of                        % of                % of
                                      2002 (3)      Revs       2001       Revs         2002(3)        Revs    2001        Revs
                                      --------      ----       ----       ----        --------        ----    ----        ----
Operating revenues: (5)

Retail Services                       $ 79,461      79.9%   $ 81,133      77.6%     $330,405      79.6%   $318,805         77.0%
Broadband Transport                     20,025      20.1%     23,482      22.4%       84,561      20.4%     95,034         23.0%
                                      --------              --------                --------              --------
     Total                            $ 99,486              $104,615                $414,966              $413,839
                                      ========              ========                ========              ========

Gross margin: (5)

Retail Services                       $ 35,625      44.8%   $ 34,737      42.8%     $144,343      43.7%   $143,887         45.1%
Broadband Transport                     18,009      89.9%     20,691      88.1%       75,682      89.5%     83,830         88.2%
                                      --------              --------                --------             ---------
     Total                            $ 53,634      53.9%   $ 55,428      53.0%     $220,025      53.0%   $227,717          55.0%
                                      ========              ========                ========             =========

Selling, operations and administration: (5)

Retail Services                       $ 30,328      38.2%   $ 33,337      41.1%     $125,005      37.8%   $148,590         46.6%
Broadband Transport                      8,136      40.6%      8,421      35.9%       34,605      40.9%     33,859         35.6%
                                      --------              --------                --------              --------
     Total                            $ 38,464      38.7%   $ 41,758      39.9%     $159,610      38.5%   $182,449         44.1%
                                      ========              ========                ========              ========

EBITDA, as adjusted, net of restructuring and special charges and payments for prior period interconnection agreement settlements, contract termination settlement payments and stock based
compensation awards:  (4) (5)
Retail Services                     $  5,297       6.7%   $  1,400       1.7%     $ 19,338         5.9%   $ (4,703)        (1.5)%
Broadband Transport                    9,873      49.3%     12,270      52.3%       41,077        48.5%     49,971         52.6%
                                    --------              --------                --------                --------
     Total                          $ 15,170      15.2%   $ 13,670      13.1%     $ 60,415        14.6%   $ 45,268         10.9%
                                    ========              ========                ========                ========

(1) As previously reported, beginning in 2002, the Company has revised its segment reporting to align its financial presentation more closely with its basic retail and wholesale customer businesses and to reflect more accurately the trends in those customer bases. The first segment is referred to as the retail services segment and has been formed by combining the Company's former retail services and e^deltacom business segments. Certain wholesale revenues and related costs are included in the retail services segment because the assets and resources of the retail services segment are used to furnish the services to the wholesale customers. These wholesale revenues included as revenues of the retail services segment totaled $7.3 million and $18.9 million for the three months ended December 31, 2002 and 2001, respectively, and $55.6 million and $75.9 million for the years ended December 31, 2002 and 2001, respectively. The Company's second business segment continues to be comprised of, and referred to as, the Company's broadband transport services business.

(2) Because the Company has begun to report the results of its e^deltacom business in the retail services segment, results of the retail services segment in the three and twelve months ended December 31, 2001 have been adjusted to reflect this change.

(3) Represents the fiscal quarter for the three months and fiscal year ended December 31, 2002, which includes the period before October 30, 2002 of the Predecessor Company and the period from October 30, 2002 to December 31, 2002 of the Successor Company

(4) EBITDA, as adjusted, represents earnings before net interest, other income and other expenses, income taxes, reorganization items and depreciation and amortization. EBITDA, as adjusted, is not a measurement of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of performance. EBITDA, as adjusted, is not necessarily comparable to similarly titled measures for other companies.

                                     -END -

ITCD Reports Fourth Quarter Results
Page 10

(5) The following tables provide a reconciliation between operating income and proforma EBITDA, as adjusted for our Retail Services and Broadband Transport Services businesses. The amounts represent the fiscal quarters ended December 31, 2002 and 2001 and the fiscal years ended December 31, 2002 and 2001. See footnote 3.


Retail Services:                                 Three Months Ended                             Year Ended
                                     December 31, 2002       December 31, 2001     December 31, 2002    December 31, 2001
                                     -----------------       -----------------     -----------------    -----------------


Operating loss                                    $(7,699)              $ (16,676)          $ (48,035)       $ (155,157)
Depreciation and amortization      11,804                                  17,834              66,747            69,765
                                   ------                               ---------           ---------        ----------
EBITDA, as adjusted                                 4,105                   1,158              18,712           (85,392)
Non-recurring contract term fee                        --                      --              (3,500)               --
Interconnection agreement                              --                      --                  --           (1,500)
   settlement
Inventory write-down                                   --                      --                  --             1,663
Stock based compensation awards                     1,140                      --               1,140                --
Restructuring charges                                  52                     242               2,764             6,144
Special charges                                        --                      --                 223            74,382
                                                 --------               ---------           ---------        ----------
Proforma EBITDA, as adjusted                     $  5,297               $   1,400            $ 19,339         $  (4,703)
                                                 ========               =========           =========        ==========

Broadband Transport Services:                    Three Months Ended                             Year Ended
                                     December 31, 2002       December 31, 2001     December 31, 2002    December 31, 2001
                                     -----------------       -----------------     -----------------    -----------------

Operating loss                              $ 2,194                  $   (656)          $  (6,940)           $    706
Depreciation and amortization                 7,686                    12,916              47,951              49,091
                                            -------                  --------           ---------             -------
EBITDA, as adjusted                           9,880                    12,260              41,011              49,797
Restructuring charges                            (7)                       10                  66                 119
Special charges                                  --                        --                  --                  55
                                           --------                  --------           ---------             -------
Proforma EBITDA, as adjusted               $  9,873                  $ 12,270            $ 41,077            $ 49,971
                                           ========                  ========            ========            ========



                                     -END -